Exhibit 10.9

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of December 3, 2019, by and between THOMAS F. MURPHY and MARTINA MURPHY AS SETTLORS AND TRUSTEES OF THE MURPHY TRUST UDT DATED OCTOBER 3, 2003 (“Landlord”) and SONDER USA, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of March 22, 2018 (the “Lease”).

B. Landlord and Tenant desire to modify the Lease, subject to the terms of this First Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. Definitions. Capitalized terms used in this First Amendment shall have the same meanings ascribed to such capitalized terms in the Lease, unless otherwise provided for herein.

2. Term. The Term, as extended pursuant to this First Amendment, shall expire on May 31, 2023.

3. Rent. The Base Rent for the Extension Term shall be as follows:

June 1, 2020 – May 31, 2021	$134,402.77
June 1, 2021 – May 31, 2022	$138,434.85
June 1, 2022 – May 31, 2023	$142,587.90

4. Option. Tenant shall have no remaining option to extend the Term.

5. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by person or entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this First Amendment.

6. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply and shall remain unmodified and in full force and effect during the Term (as extended modified). Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this First Amendment.

7. Binding Effect; Conflicts. The Lease, as amended by this First Amendment, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. This First Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns. In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

8. Counterparts. This First Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this First Amendment. Electronic or facsimile signatures shall be deemed original.

9. Authority. Each party to this First Amendment represents and warrants to the other party that it is duly authorized to enter into this First Amendment and perform its respective obligations hereunder without the consent or approval of any other person or party.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“Landlord”	“Tenant”

/s/ THOMAS F. MURPHY	SONDER USA, INC., a Delaware corporation
THOMAS F. MURPHY, TRUSTEE OF THE
MURPHY TRUST UDT DATED OCTOBER 3,	By: /s/ Francis Davidson
2003	Name : Francis Davidson
Its: CEO

MARTINA MURPHY, TRUSTEE OF THE
MURPHY TRUST UDT DATED OCTOBER 3, 2003

By: /s/ Thomas F. Murphy
Thomas F. Murphy,
Attorney-in-Fact

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